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                                                                    Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by Hudson Hotels Corporation on Form 8-K of our report dated February 28, 1997, except for Note 7, which is unaudited, on our audits of the combined financial statements of GHI Hampton Inn Hotels as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996.

/s/ Imowitz Koenig & Co., L.L.P.
New York, NY
November 11, 1997